Exhibit 99.1

American Spectrum Realty Reports Third Quarter and First Nine Months Results; Rental Revenues Increased 13.7% for Quarter; Occupancy Increased to 86% from 78% Last Year

    HOUSTON--(BUSINESS WIRE)--Nov. 11, 2004--American Spectrum Realty Inc. (AMEX:AQQ), a real estate investment and management company, headquartered in Houston, Texas, announced today its results for the third quarter and nine months of 2004.
    For the quarter ended Sept. 30, 2004, the Company recorded rental revenue of $6.5 million compared with $5.7 million for the 2003 third quarter. This increase of $786,000 was the result of $456,000 in revenue generated from three Houston office properties acquired between Oct. 27, 2003 and Aug. 2, 2004 and $330,000 in higher revenues from properties owned on Sept. 30, 2004 and Sept. 30, 2003. Rental revenue from the acquired properties was included in the Company's results since the date of acquisition of each property. The weighted average occupancy of the Company's properties held for investment increased to 86% at Sept. 30, 2004 from 78% at Sept. 30, 2003.
    Third quarter 2004 net loss was $5.0 million, or $3.17 per common share, versus a net loss of $6.1 million, or $3.98 per share, for third quarter 2003.
    For the nine months ended Sept. 30, 2004, the Company recorded rental revenue of $20.0 million compared with $17.5 million for the nine months ended Sept. 30, 2003.
    Net loss for the nine months ended Sept. 30, 2004 was $9.7 million, or $6.23 per share, compared with a net loss of $12.8 million, or $8.70 per share, for the same period prior nine months.
    The Company expended $3.9 million and $2.8 million for capital improvements to real estate assets for the nine months ended Sept. 30, 2004 and 2003, respectively. The operating loss and capital improvements to real estate assets were funded by property sales and refinancing activities. Results for the nine months ended 2004 and 2003 reflect the following non-cash items (in thousands):



                                                 Nine Months Ended
                                                     Sept. 30,
                                                2004           2003
                                               -------        ------
Non-Cash Charges:
Depreciation and amortization from real
 estate held for investment                    $7,735         $6,397
Mark-to-market adjustments on interest
 rate protection agreements                         -            202
Deferred compensation expense                      83            233
Loss on extinguishment of debt
 (primarily prepayment penalties and the
 write-off of unamortized loan costs)             827              -
                                               -------        -------
Total Non-Cash Charges                          8,645          6,832

Non-Cash Items:
Deferred rental income                           (447)          (305)
Minority interest                              (1,390)        (1,845)
Interest on receivable from principal
 stockholders                                     (50)           (39)
Amortization of loan premiums                    (411)          (384)
Amortization of note receivable discount          (58)             -
Mark-to-market adjustments on interest
 rate protection agreements                       (65)             -
                                               -------        -------
Total Non-Cash Items                           (2,421)        (2,573)


    William J. Carden, president of American Spectrum, said, "Our increase of 14.5% in rental revenue for the current year nine-month period is the result of our continued effort to aggressively market all of our properties along with revenue from three Houston area office properties acquired subsequent to September 2003. Our overall occupancy increased to 86% at Sept. 30, 2004 from 78% a year ago."
    Carden added, "We continue to focus on our strategy to sell non-core property types - apartment and shopping center properties - and to sell properties located in the Midwest and Carolinas - our non-core markets. During the last four months, we sold two non-core properties and purchased an office building in the Houston area." The Company's long-term focus is primarily on office and industrial properties located in Texas, California and Arizona.

    American Spectrum Realty Inc. is a real estate investment and management company that owns 25 office, industrial, apartment and retail properties aggregating over 2.2 million square feet in California, Texas, Arizona, South Carolina and the Midwest. Publicly traded on the American Stock Exchange since November 2001, American Spectrum Realty's business plan focuses on expansion of office and industrial property investments in California, Texas and Arizona.

    Certain matters discussed in this release are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including the risks and uncertainties of acquiring, owning, operating and disposing of real estate. Such risks and uncertainties are disclosed in the Company's past and current filings with the U.S. Securities and Exchange Commission.

    - Financial Tables Follow -




                     AMERICAN SPECTRUM REALTY INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
           (Dollars in thousands, except per share amounts)

                            Three Months Ended     Nine Months Ended
                                 Sept. 30,             Sept. 30,
                           --------------------- ---------------------
                              2004       2003       2004       2003
                           ---------- ---------- ---------- ----------
REVENUES:
Rental revenue                $6,520     $5,734    $20,006    $17,475
Interest and other income         49         34        211         77
                           ---------- ---------- ---------- ----------
      Total revenues           6,569      5,768     20,217     17,552
                           ---------- ---------- ---------- ----------

EXPENSES:
Property operating expense     2,758      2,578      7,851      7,054
General and administrative     1,243      1,650      3,551      4,952
Depreciation and
 amortization                  2,606      2,212      7,735      6,397
Interest expense               3,139      2,452      8,998      7,456
                           ---------- ---------- ---------- ----------
      Total expenses           9,746      8,892     28,135     25,859
                           ---------- ---------- ---------- ----------

OTHER LOSS:
Loss on extinguishment of
 debt                           (214)         -       (827)         -
                           ---------- ---------- ---------- ----------
Total other loss                (214)         -       (827)         -
                           ---------- ---------- ---------- ----------

Net loss before minority
 interest and discontinued
 operations                   (3,391)    (3,124)    (8,745)    (8,307)

Minority interest                704        930      1,390      1,845
                           ---------- ---------- ---------- ----------

Net loss before
 discontinued operations      (2,687)    (2,194)    (7,355)    (6,462)

Discontinued operations:
  Income (loss) from
   discontinued operations        25       (443)       (63)    (1,074)
  (Loss) gain on sale of
   discontinued operations    (2,298)        51     (2,298)     2,279
  Impairment of real estate
   assets held for sale            -     (3,500)         -     (7,500)
                           ---------- ---------- ---------- ----------
    Loss from discontinued
     operations:              (2,273)    (3,892)    (2,361)    (6,295)
                           ---------- ---------- ---------- ----------

      Net loss               $(4,960)   $(6,086)   $(9,716)  $(12,757)
                           ========== ========== ========== ==========

Basic and diluted per share
 data:
    Net loss before
     discontinued
     operations               $(1.72)    $(1.43)    $(4.72)    $(4.41)
    Loss from discontinued
     operations                (1.45)     (2.54)     (1.51)     (4.29)
                           ---------- ---------- ---------- ----------
    Net loss                  $(3.17)    $(3.98)    $(6.23)    $(8.70)
                           ========== ========== ========== ==========

Basic weighted average
 shares used               1,564,885  1,529,702  1,558,859  1,465,849


                                        Sept. 30,       Dec. 31,
                                          2004            2003
                                      -------------  ---------------

Real estate held for investment, net      $167,138       $168,540
Cash                                         2,007          2,937
Total assets                               186,917        208,003
Notes payable, net of premiums             146,784        143,742
Total liabilities                          170,005        180,259
Total stockholders' equity                  11,085         20,435


    CONTACT: American Spectrum Realty Inc., Houston
             William J. Carden, 713-706-6200